AMENDED SCHEDULE A

DATED NOVEMBER 19, 2007

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED JUNE 4, 2007

	Class A Expense Limit	Class C Expense Limit	Advisor Class Expense Limit	Institutional Class Expense Limit	Class R Expense Limit	Class Z Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Barrow Hanley Value Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Columbus Circle Technology and Communications Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Emerging Growth Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Focused Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Growth Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Heitman REIT Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Large Cap Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Large Cap Growth Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Large Cap Growth Concentrated Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Mid-Cap Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Select Growth Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Small Cap Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Strategic Small Company Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual TS&W Mid-Cap Value Fund	3.00%	3.75%	N/A	2.75%	3.25%	2.75%
Old Mutual TS&W Small Cap Value Fund	3.00%	3.75%	N/A	N/A	N/A	2.75%

Fixed Income Funds	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Cash Reserves Fund	3.00%	3.75%	N/A	2.75%	3.25%	2.75%
Old Mutual Dwight Short Term Fixed Income Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%
Old Mutual Dwight Intermediate Fixed Income Fund	3.00%	3.75%	3.00%	2.75%	3.25%	2.75%